EXHIBIT 5


                            ROBERT BRANTL, ESQ.
                             322 Fourth Street
                            Brooklyn, NY 11215
                               718-768-6045

April 24, 2006

Advanced Battery Technologies, Inc.
136-14 Northern Blvd., Suite 8E
Flushing, NY 11354

Gentlemen:

With reference to the Registration Statement on Form S-8 which Advanced Battery Technologies, Inc. proposes to file with the Securities and Exchange Commission registering 8,000,000 common shares which may be offered and sold by Advanced Battery Technologies, Inc. under the 2006 Equity Incentive Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                                    Yours,


                                                     /s/ Robert Brantl
                                                     -------------------
                                                     Robert Brantl